THE WESTPORT BANK & TRUST COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  INTRODUCTION


         The Westport Bank & Trust Company Supplemental Executive Retirement Plan ("SERP") is intended to provide certain key employees, selected by the Board of Directors, with supplemental retirement benefits in addition to those benefits provided under The Westport Bank & Trust Company Pension Plan. The SERP is effective as of the date that it is executed by an officer of the Bank duly authorized by the Board of Directors.

The following terms shall have the meanings set forth below:

Article 1  - Definitions
- ------------------------

         1.1 "Annual Benefit" shall mean the annual benefit payable under this SERP as specified in Section 2.2, or 2.3.

         1.2 "Average Annual Compensation" shall mean one-fifth of the Participant's aggregate Compensation received during the five consecutive calendar years of the Participant's employment by the Bank that will yield the highest total aggregate Compensation. If the Participant has been employed by the Bank for less than five years, Average Annual Compensation shall mean the Participant's aggregate Compensation received in each of his completed full years of employment as of the last day of such employment, divided by the number of such years.


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         1.3  "Bank"  shall  mean  the  Westport  Bank &  Trust  Company  or any successor thereto.

         1.4 "Board of Directors" shall mean the Board of Directors of the Bank.

         1.5 "Compensation" shall mean compensation as defined in the Pension Plan (except, the determination shall be made without regard to limitations imposed by Section 401(a)(17) of the Internal Revenue Code of 1986.)

         1.6 "Change of Control" shall mean and shall be deemed to have occurred if: (i) 20 percent or more of ownership, control, power to vote, or beneficial ownership of any class of voting securities of the Company is acquired by a person either directly or indirectly or acting through one or more other persons. A "person" shall include a natural person, corporation, or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of the Company stock, such partnership, syndicate, or other group shall be considered one person. "Beneficial ownership" shall be determined under the then current provision of Securities Exchange Act Rule 13d-3; Reg. Section 740.13d-3;
(ii) the individuals who constitute the Board of Directors of Company as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date set forth above whose election or nomination for election by Company's shareholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of Company in which such person is named

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as a nominee for director, without objection to such nomination) shall be deemed to be a member of the Incumbent Board; or (iii) Company shall be combined with or acquired by another company and the Incumbent Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control or Company will or has occurred.

         1.7 "Early Retirement Date" shall have the same meaning as under the Pension Plan.

         1.8 "Normal Retirement Date" shall have the same meaning as under the Pension Plan.

         1.9 "Participant" shall mean a person who by written agreement with the Bank, as authorized by the Board of Directors, is eligible to participate in the SERP.

         1.10 "Participation Agreement" shall mean the agreement between the Bank and a Participant authorizing participation in the SERP.

         1.11 "Pension Benefit" shall mean the annual benefit payable to the Participant or his beneficiary on his Normal Retirement Date (or, if later, his actual Termination of Employment) in the form of a life annuity with a five year period certain ("Normal Form of Benefit") under the Pension Plan (including any accruals as of the date of adoption of this SERP document and any new accruals thereafter under the Pension Plan or any successor thereto). For the purposes of this SERP, the Pension Benefit shall be computed in this manner regardless of whether or not the benefit under the Pension Plan is paid in the Normal Form of Benefit.

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         1.12  "Pension  Plan"  shall  mean The  Westport  Bank & Trust  Company
Pension Plan or any successor thereto, the terms of which are incorporated herein by this reference. Section references are to the Pension Plan as in effect on the date of adoption of the SERP and shall be deemed to refer as well to comparable successor or redesignated provisions of the Pension Plan.

         1.13 "Permanent Disability" shall mean Permanent Disability as defined in the Pension Plan.

         1.14 "SERP" shall mean The Westport Bank & Trust Company Supplemental Executive Retirement Plan.

         1.15 "Supplemental Retirement Benefit" shall mean the benefit provided under this SERP as described in Article 2.

         1.16 "Termination of Employment" shall mean a termination of employment as defined in Pension Plan or a Participant's Retirement or incurrence of a Permanent Disability as these terms are defined in the Pension Plan.

         1.17 "Vested Interest" shall mean the nonforfeitable portion of a Participant's Supplemental Retirement Benefit determined under Article 2.

         1.18 "Years of Service" shall mean the aggregate years of service credited to a Participant under the Pension Plan for purposes of determining vesting service.



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Article 2  - Supplemental Retirement Benefits

         2.1 General. Unless stated otherwise in the Participation Agreement and subject to the subsequent provisions of this SERP, a Participant shall be entitled to receive a Supplemental Retirement Benefit under this SERP. The Supplemental Retirement Benefit shall be equal to the Annual Benefit described in the applicable Section 2.2 or 2.3 and shall be payable over the period specified in Section 2.5.

         A Participant's Supplemental Retirement Benefit under this SERP shall be 100% nonforfeitable.

         2.2 Annual Benefit. The Annual Benefit for a Participant who is not eligible to receive an Annual Benefit under Section 2.3 shall be equal to the product of the amount determined under (a) and the fraction determined under (b) as set forth below.

                  (a) an amount equal to the difference between (1) and (2) as follows: (1) 70% of the Participant's Average Annual Compensation; and (2) the Participant's Pension Benefit.

                  (b) A fraction not in excess of one determined in accordance with the following sentence. The numerator of the fraction is the Participant's Years of Service and the denominator of the fraction is the number of Years of Service with which a Participant would be credited if he remained employed until his Normal Retirement Date.

         2.3 Early Retirement Annual Benefit. If a Participant has a Termination of Employment with the Bank on or after his Early Retirement Date, the Participant will receive the Annual Benefit determined under this Section 2.3. A Participant's Annual

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Benefit under this Section 2.3 shall be equal to the difference  between (a) and
(b) as follows:

                  (a) 70% of the Participant's Average Annual Compensation, as reduced by .55% for each month by which the date of the Participant's distribution under this SERP precedes the Participant's Normal Retirement Date, to a maximum of 60 months, plus .35% for each additional month by which the date of the Participant's distribution under this SERP precedes the Participant's Normal Retirement Date; and

                  (b) the Participant's Pension Benefit adjusted so that it is the actuarial equivalent (based on the early retirement reduction factors specified in the Pension Plan) of a benefit commencing on the date that payments under this Plan begin.

         2.4 Timing of Supplemental Retirement Benefits.
         -----------------------------------------------

                  (a) In the case of a Participant whose Termination of Employment occurs before his Early Retirement date or on or after his Normal Retirement Date distribution of payments under Section 2.2 shall begin on the first day of the calendar month next following the Participant's Normal Retirement Date, or if later, his Termination of Employment. In the case of a Participant whose Termination of Employment occurs on or after his Early Retirement Date distribution of payments under Section 2.3 shall begin as soon as practicable after his Termination of Employment occurs, but in no event later than the first day of the calendar month following such Termination of Employment.


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         2.5 Form of Supplemental Retirement Benefits.
         ---------------------------------------------

                  (a) Payments of the Annual Benefits under this SERP shall be payable to the Participant in equal monthly installment payments for a maximum period of 180 months. If, however, the Participant dies after benefits under this SERP have commenced but, prior to the receipt of 180 monthly payments then payments to his designated beneficiary (and/or any contingent beneficiaries) shall continue until a total of 120 monthly payments have been made to the Participant and his designated beneficiary. In the case of a Participant whose designated beneficiary is his spouse payments shall continue beyond the total 120 monthly payments until a total of 180 monthly payments have been received or, if earlier, the date of the spouse's death.

                  (b) Elections of the Participant with respect to the form of payment of his Pension Benefit shall have no effect on the form of payment of the Supplemental Retirement Benefit.

                  (c) In the case of a Participant who dies prior to the time that payments under this SERP commence neither the Participant's estate nor any of his beneficiaries shall be entitled to any benefits under this SERP.

                  2.6 Designation of Beneficiary. A Participant may designate a primary and contingent beneficiary for purposes of the SERP on a form provided by the Bank for this purpose. A Participant may change beneficiaries for purposes of the SERP at any time by executing a new designation of beneficiary form. In the absence of an effective designation of a beneficiary by a Participant or upon the death of all beneficiaries and/or

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contingent  beneficiaries,  the estate of the last person in receipt of benefits under this SERP shall be deemed to be the contingent beneficiary.

Article 3  -  Change of Control.
- --------------------------------

         In the event of that a Change of Control occurs, Section 2.3 shall be modified to provide that a Participant who has an Actual Termination or a Constructive Termination on or after his Early Retirement Date and on or after the occurrence of the Change of Control shall receive an Annual Benefit under
Section 2.3 equal to the difference between (a) and (b) as follows:

         (a) 70% of the Participant's Average Annual Compensation as reduced by .35% for each month by which the date of the Participant's distribution under this SERP precedes age sixty (60); and

         (b) the Participant's Pension Benefit adjusted so that it is the actuarial equivalent (based on the early retirement reduction factors specified in the Pension Plan) of a benefit commencing on the date that payments under
Section 2.3 of this Plan begin.

         Actual Termination and Constructive Termination shall mean an actual or constructive termination of employment as defined in a Participant's Employment Agreement with the Bank or Westport Bancorp, Inc.

Article 4 - Source of Funding.
- ------------------------------

The rights of a Participant or his beneficiary under the SERP shall be solely those of an unsecured creditor of the Bank. Benefits under the SERP shall be paid from the general funds of the Bank, and the SERP constitutes no more than a mere promise by the Bank

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to make benefit payments in the future.  However, the Bank in its discretion may apply for and procure, as owner and for its own benefit, life insurance and/or establish a trust which is intended to constitute an unfunded arrangement (for tax purposes and for purposes of Title I of the Employee Retirement Security Act of 1974, as amended) to assist the Bank in meeting its liabilities under this SERP. Any such trust and the assets held thereunder shall conform to the terms of the model trust, as described in Internal Revenue Service Revenue Procedure 92-64. The existence of the trust shall in no event conflict with the other provisions of this Article 4 or the provisions of Article 6. Any insurance policies or other assets acquired or held by the Bank in connection with the liabilities assumed by it under the SERP shall be and shall remain the sole property of the Bank as unpledged and unrestricted assets of the Bank. A Participant shall have no preferred claim on or any beneficial ownership rights of any nature with respect to such policies or other assets including, but not limited to, the trust.

Article 5  - Independent Benefit.
- ---------------------------------

         5.1 No Employment Rights. The terms and conditions of the SERP shall not under any circumstances be construed as a contract of employment between a Participant and the Bank, and a Participant or his beneficiary shall have no rights against the Bank except as may be provided specifically herein. Nothing in the SERP shall be deemed to restrict in any way the Bank's right to discipline a Participant or to terminate his employment, nor shall it restrict a Participant's right to terminate employment.

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         5.2 Effect of SERP Payment on Other  Benefit  Plans.  Benefits  payable pursuant to the SERP shall not be deemed salary or other compensation for the purpose of computing benefits to which a Participant may be entitled under any pension plan or other benefit plan of the Bank.

Article 6 - Non-assignability.
- ------------------------------

Subject to the provisions of Article 7, neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

Article 7 - Right of Offset.
- ----------------------------

The Bank shall have the right, in its discretion, to reduce any SERP amount payable to a Participant (or, if applicable, the Participant's spouse or beneficiary) by the amount of any indebtedness of the Participant to the Bank.


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Article 8- Severability.
- ------------------------

If the SERP shall ever be determined by the Internal Revenue Service to bring about immediate inclusion of benefits in the gross income of the Participant, then such amounts and only such amounts which would be treated as income by the Internal Revenue Service at that time shall be paid immediately over to the Participant. All other amounts shall be distributed to the Participant as set forth in Article 2 above.


Approved for
THE WESTPORT BANK & TRUST COMPANY
AND WESTPORT BANCORP, INC.


By:    /s/ George H. Damman
- ---------------------------------------
           George H. Damman
 Chairman of the Compensation Committee
       of the Board of Directors


                                    THE WESTPORT BANK & TRUST COMPANY


Date: November 29, 1995             By:  /s/ Michael H. Flynn
     -------------------------         ----------------------------------
                                             MICHAEL H. FLYNN
                                      President and Chief Executive Officer


                                    By:   /s/ Thomas P. Bilbao
                                        ---------------------------------
                                              THOMAS P. BILBAO
                                         Executive Vice President and
                                           Chief Operating Officer


                                                                             11

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                                 FIRST AMENDMENT
                                     TO THE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         WHEREAS, at its meeting held November 13, 1995, the Board of Directors adopted The Westport Bank & Trust Company Supplemental Executive Retirement Plan (the "Plan"); and

         WHEREAS, at its meeting held November 29, 1995, the Board of Directors adopted an Amended Supplemental Executive Retirement Plan (the "Amended Plan") which eliminated the actuarial early retirement reduction for a Participant who is actually or constructively terminated on or after his early retirement date and on or after the occurrence of a change of control of the Bank; and

         WHEREAS, both the Plan and the Amended Plan provide that a Participant will receive an early retirement benefit equivalent to the normal retirement benefit to which he would have been entitled if he had remained in service to age 65 without adjustment to reflect the shorter period of service completed at the Participant's early retirement date; and

         WHEREAS, the Board of Directors intended that the Amended Plan provide Participants with an early retirement benefit unreduced to reflect the Participant's shorter period of service only after a change of control of the Bank; and

         WHEREAS, it is necessary in the judgment of the Board of Directors to correct the Amended Plan to reflect the intent of the Board of Directors.

         NOW, THEREFORE, BE IT RESOLVED, that effective as of November 29,1995, the Amended Plan be and it is hereby amended by deleting Section 2.3 of the Amended Plan in its entirety and substituting the following:

         2.3 Early Retirement Annual Benefit. If a Participant has a Termination of Employment with the Bank on or after his Early Retirement Date, the Participant will receive the Annual Benefit determined under this
         Section 2.3. A Participant's Annual Benefit under this Section 2.3 shall be equal to the amount determined by subtracting (b) from (a) and multiplying the result by (c) where:

         (a) is 70% of the Participant's Average Annual Compensation, as reduced by .55% for each month by which the date of the Participant's distribution under this SERP precedes the Participant's Normal Retirement Date, to a maximum of 60 months, plus .35% for each additional month by which the

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                  date  of  the  Participant's   distribution  under  this  SERP
                  precedes the Participant's Normal Retirement Date;

         (b) is the Participant's Pension Benefit adjusted so that it is the actuarial equivalent (based on the early retirement reduction factors specified in the Pension Plan) of a benefit commencing on the date that payments under this Plan begin; and

         (c) is a fraction not in excess of one determined in accordance with the following sentence. The numerator of the fraction is the Participant's Years of Service and the denominator of the fraction is the number of Years of Service with which a Participant would be credited if he remained employed until his Normal Retirement Date; and further

The undersigned being the Secretary of the Bank and Bancorp does hereby certify that this First Amendment to the Supplemental Executive Retirement Plan was duly adopted by the Board of Directors of the Bank and Bancorp at their meeting held on January 18, 1996.




                               /s/ John J. Henchy
                    -----------------------------------------
                                   JOHN J. HENCHY


Consented to:


/s/ Michael H. Flynn
- -------------------------------
Michael H. Flynn


/s/ Thomas P. Bilbao
- -------------------------------
Thomas P. Bilbao


/s/ Arnold Levine
- -------------------------------
Arnold Levine



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